LIMITED PARTNERSHIP AGREEMENT ("Agreement") dated the day of April,
2002, among PAR SVC, LLC, a New York limited liability company ("PAR"), SVC PHARMA INC., a Delaware corporation ("SVC"), and UDF LP, a Delaware limited partnership ("UDF"),

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, SVC, PAR and UDF desire to form a limited partnership upon the terms and conditions set forth herein;

            NOW, THEREFORE, it is agreed as follows:

            Section 1. FORMATION. SVC, PAR and UDF hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time (the "Delaware Act").

            Section 2. PARTNERS.

            (a) GENERAL PARTNER. SVC shall be the general partner of the Partnership.

            (b) LIMITED PARTNERS. PAR and UDF shall be the limited partners of the Partnership.

            (c) DEFINED TERMS. SVC, together with any person or entity that becomes a substituted or additional general partner as provided herein, shall sometimes be referred to herein as the "General Partner," PAR and UDF, together with any person or entity that becomes a substituted or additional limited partner as provided herein, shall sometimes be referred to herein individually, as a "Limited Partner," and collectively, as the "Limited Partners," and the General Partner and the Limited Partners shall sometimes be collectively referred to herein as the "Partners."

            Section 3. NAME. The business of the Partnership shall be conducted under the name SVC Pharma LP or such other name or names as the General Partner may determine.

            Section 4. PURPOSES. The purpose of the Partnership is to research, develop, commercialize and market pharmaceutical preparations for human therapy as from time to time determined by the General Partner through subcontracting arrangements or otherwise, and any business ancillary or incidental to or in furtherance of any of the foregoing purpose, and such other business or businesses as the General Partner may, from time to time, determine to be in the interests of the Partnership.

            Section 5. PLACE OF BUSINESS. The Partnership may carry on business at such locations as may be determined by the General Partner. The principal office of the Partnership shall be located in Spring Valley, New York or such other place within or outside the State of New York as the General Partner may determine.

            Section 6. TERM. The Partnership shall begin on the date a Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of Delaware, and shall continue for a period of ten years from the date of initial commercialization of a product to be automatically extended each year unless the Partners otherwise agree or unless the Partnership is otherwise dissolved in accordance with the provisions hereof or as otherwise provided by law.


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


            Section 7. CAPITAL CONTRIBUTIONS.

            (a) AMOUNTS TO BE CONTRIBUTED.

                (i)   BY PAR. $9,900.00

                (ii)  BY UDF. $9,900.00

                (iii) BY SVC. $200.00

            (b) LIABILITY FOR CAPITAL CONTRIBUTIONS. Each Partner shall be liable only for the making of the capital contribution set forth opposite such Partner's name in Section 7(a) hereof, and only such additional capital contribution as may be required pursuant to Section 8(a) hereof.

            (c) WITHDRAWAL OF CAPITAL CONTRIBUTIONS. Except with the consent of all the Partners, no Partner shall have the right to withdraw its capital contribution prior to dissolution and winding up of the Partnership pursuant to the terms of this Agreement.

            (d) INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall accrue on the initial or any subsequent contributions to the capital of the Partnership.

            (e) LOANS. Loans, if any, by any Partner to the Partnership shall not be considered capital contributions.

            Section 8. ADDITIONAL CAPITAL CONTRIBUTIONS; LIMITATION.

            (a) ADDITIONAL CAPITAL AMOUNTS. In the event that the General Partner determines that additional capital is required for the business of the Partnership, each Partner hereby agrees to make additional capital contributions from time to time, as presented in Section 11(i), in accordance with and as limited by Section 8(b) below, in the aggregate amount so determined ("Additional Capital Amount"). In the event that a Limited Partner fails to make


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

the additional capital contribution as provided in Section 11(i), the provisions of Section 18(d) or 17(c), as applicable, shall control.

            (b)  PROPORTIONATE  CAPITAL  CONTRIBUTIONS.  The Additional  Capital
Amount to be contributed by each Partner shall be proportionate to such Partner's Percentage Interest (as defined in Section 9(a) below) ("Proportionate Capital Contribution").

            Section 9. ALLOCATION OF PROFITS AND LOSSES.

            (a) PERCENTAGE INTERESTS. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Limited Partners as set forth below:

            SVC                          1.0%
            PAR                         49.5%
            UDF                         49.5%
                                       -----
                                       100.0%
                                       =====

The percentage set forth opposite a Partner's name above shall constitute such Partner's percentage interest in the Partnership and is referred to herein as a Partner's "Percentage Interest."

            (b) CAPITAL ACCOUNTS. Notwithstanding any other provision of this Agreement, any allocation of income, gain, loss, deduction and credit of the Partnership made hereunder shall be made in such manner as will, after giving effect to such allocation, cause the Capital Accounts (as defined in Section 10(a) below) of the Partners to be in the ratio of the Partners' percentage interests.

            Section 10. CAPITAL ACCOUNTS; ALLOCATIONS AND DISTRIBUTIONS.

            (a) DEFINED. As to any Partner, "Capital Account" shall mean an account maintained by the General Partner in accordance with Section 10(b) below.

            (b) ESTABLISHMENT AND MAINTENANCE. The General Partner shall establish and maintain a Capital Account for the Partners. Each such Capital Account shall be credited with (1) the amount of such Partner's Capital
Contributions and (2) the amount of Net Income allocated to such Partner pursuant hereto. Each such Capital Account shall be debited with (i) any property distributed to such Partner, (ii) any cash distributions to such
Partner, and (iii) the amount of Net Loss allocated to such Partner. In determining the balance of each Partner's Capital Account, and for all other purposes of this Agreement, the fair market value of any asset contributed to or distributed by the Partnership shall be determined in good faith by the General Partner, except as specifically provided herein. Any license granted pursuant to the Partnership by a Partner or an Affiliate of a Partner shall not be deemed an asset contributed to the Partnership. For purposes of this Agreement, "Affiliate" shall mean in the case of PAR, Par Pharmaceutical, Inc., a New Jersey corporation, and in the case of UDF, Rhodes Technologies, a Delaware General Partnership.

            (c) DISTRIBUTIONS. Subject to Section 10(e), the distributions shall be made to the Partners at times and in amounts determined by the General Partner; PROVIDED that all distributions are made PRO RATA in accordance with the Percentage Interests of the Partners. Distributions shall be made by the General Partner to the Partners as provided for herein of all amounts


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

contributed to the Partnership by the Partners which are no longer required to fund the Annual Budget.

            (d) TAX DISTRIBUTIONS. Subject to Section 10(e) hereof:

                (i) If the aggregate  amounts  distributed to a Partner pursuant to Section 10(c) hereof for any Fiscal Year of the Partnership is less than the Estimated Tax Amount (as hereinafter defined) of that Partner for such Fiscal Year, the General Partner, in its discretion may, and shall, upon receipt of a written request from any Partner, cause the Partnership to distribute additional amounts of cash to the Partners in proportion to their relative allocations of taxable income, until each Partner has received an amount of distributions for such Fiscal Year equal to its Estimated Tax Amount. For purposes hereof, Estimated Tax Amount shall mean, with respect to a Limited Partner, an amount of cash which in the good faith judgment of the General Partner (e) equals the amount of taxable income allocable to such Limited Partner in respect of such fiscal year multiplied by 40%; PROVIDED, HOWEVER, that, notwithstanding the foregoing calculation, distributions to each Limited Partner hereunder shall be in an equal amount.

                (ii) The General  Partner  shall cause the  Partnership  to make distributions in accordance with Section 10(d)(i) hereof to the Partners of their Estimated Tax Amounts for that period not later than the thirtieth (30th) day following the close of the fiscal quarter. The General Partner shall use its best efforts to ensure


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

            that the Estimated Tax Amounts distributed by the Partnership in accordance with Section 10(d)(i) hereof shall be distributed to the Partners regardless of whether the Partnership otherwise has cash available for this purpose. At the close of the Fiscal Year, the General Partner shall make such proper adjustments as may be necessary to the character and amounts of such distributions to reconcile the final Estimated Tax Amounts of the Partners as of the close of the Fiscal Year with the projected Estimated Tax Amounts previously distributed to the Partners with respect to such Fiscal Year.

            (e) NO DEFICIT BALANCE. Notwithstanding the provisions of Section 10(c) and 10(d), the General Partner shall have the right to cause the Partnership to reduce or withhold distributions to any Partner to avoid a deficit balance in such Partner's Capital Account.

            (f) DISTRIBUTIONS UPON DISSOLUTION. Notwithstanding the provisions of Section 10(c), upon dissolution the General Partner shall make distributions to the Partners in the manner specified in Section 18.

            (g) TAX ELECTIONS. All matters concerning the allocation of tax items among the Partners, tax elections (except as otherwise required by income tax laws) and accounting procedures not expressly and specifically provided for by the terms of this Agreement or the Shareholder Agreement of even date herewith between PAR SVC, LLC and Rhodes Technologies shall be determined in good faith by the General Partner on a basis that is equitable among the Partners.

            (h) TAX MATTERS PARTNER. The General Partner shall serve for each taxable year as the "Tax Matters Partner" of the Partnership under Internal Revenue Code ("Code") section 6231(a)(7) and section 301.6231(a)(7)-1 of the Treasury Regulations promulgated under the Code ("Regulations"). The General Partner shall have the power to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction, or credit for federal income tax purposes. In furtherance of the foregoing, the General Partner shall have all the powers and responsibilities of such position provided in the Code and (a) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Limited Partner to be treated as a "notice partner" as defined in Code section 6231(a)(8), (b) shall not file any action or suit or extend any statute of limitations relating to Partnership tax matters without first notifying each Limited Partner and obtaining the unanimous consent of all Limited Partners, and (c) shall not settle any action or suit relating to Partnership tax matters without first notifying all Limited Partners and obtaining the unanimous consent of all Limited Partners. Reasonable expenses incurred by the General Partner, in its capacity as such, will be treated as an operating expense of the Partnership and part of the Annual Budget hereunder. Any Limited Partner shall have the right to participate in any administrative proceedings relating to the determination of Partnership tax items at the Partnership level.

            (i) TAX ELECTIONS. The General Partner may, in its sole and absolute discretion, make or revoke, on behalf of the Partnership, such elections for federal income tax purposes as are permitted to be made under the Code, including elections in accordance with Code section 754.

            (j) EFFECT OF CASH FLOW LOSSES. To the extent the Capital Account of any Partner is depleted by Cash Flow losses, such Capital Account shall be replenished from income of the Partnership before any net income distributions are made to the Partners. For the purposes of this Section 10(j), "Cash Flow" shall mean all net income of the Partnership as determined on the Partnership's books according to U.S. generally accepted accounting principles, plus (i) any amortization charge taken on the books for the amortization of intangible assets and (ii) depreciation, if any, taken on any assets including real property.

            Section 11. DUTIES AND OBLIGATIONS OF THE PARTNERS.

            (a) MANAGEMENT OF PARTNERSHIP BUSINESS. The General Partner shall have sole responsibility for managing and operating the business of the Partnership and shall exert its best efforts to promote the Partnership's success. In addition to any other rights and powers that the General Partner may possess under this Agreement and the Delaware Act, the General Partner, in the name and on behalf of the Partnership, shall, except to the extent otherwise provided herein, have all specific rights and powers required for or appropriate to the management of the Partnership's business.

            (b) FIDUCIARY DUTY OF GENERAL PARTNER. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping of all Partnership funds and assets and the use thereof for the exclusive benefit of the Partnership.

            (c) PROPOSALS AND PROJECTS.

                (i) The General  Partner  shall  consider  and review  proposals submitted to the General Partner by a Limited Partner or an Affiliate (each, a "Proposal") to research, develop, commercialize and market pharmaceutical preparations for human therapy concentrating on pharmaceutical preparations having the potential for competitive advantage in the marketplace based upon unique formulations or dosage forms, new or expanded indications and/or patentability as to product, process or use (each, a "Product" and collectively the "Products"). Each Proposal shall be in such format as determined by the General Partner and shall include a proposed budget calculated to bring such Product successfully to market and a proposed timeline for so doing. No Limited Partner or its Affiliate has any obligation to present a Proposal to the General Partner on behalf of the Partnership with respect to any particular Product.

                (ii) The General  Partner  shall approve or reject each Proposal within a reasonable time period, based upon the specific characteristics and circumstances of each Proposal. Upon the approval of the General Partner, such Proposal (as may be modified by the General Partner) shall be designated a "Project" and such proposed budget (as may be modified by the General Partner) shall be designated the "Project Budget." The Project Budget shall be funded by the Partnership pursuant to a capital contributions schedule,


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

            which generally shall require, unless the General Partner determines otherwise, that capital contributions in respect of the Annual Budget shall be made quarterly in advance and which shall generally consist of an initial portion, covering start-up and projected research and development costs through the end of the then current Fiscal Year, and subsequent annual portions pursuant to annual budgets (each, an "Annual Project Budget") developed each year by the General Partner, as may be amended from time to time by the General Partner in the event that it determines that such Annual Project Budget shall be insufficient to fund the Project for the then-current year. If the General Partner determines that a Project Budget shall not be sufficient to bring such Project to market successfully, whether due to cost overruns, adverse market conditions, unexpected developments or otherwise, the General Partner shall decide whether to increase the Project Budget or terminate the Project on behalf of the Partnership. Any Project Budget (including any modification by the General Partner) must be approved by the General Partner within 45 days of the General Partner's determination thereof failing which such Project Budget and the Project associated therewith shall be deemed rejected on behalf of the Partnership. Each Project Budget and each amendment or modification thereto shall be supported with detailed cost worksheets.

            (d) PROJECT DEVELOPMENT. The General Partner shall use commercially reasonable efforts to have a Project developed on behalf of the Partnership in accordance with the requirements of applicable law in such order of priority as


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

is determined by the General Partner. The Limited Partners acknowledge that there is no guaranty or warranty of the General Partner on behalf of the Partnership that development of any Product will be commenced or continued or successfully completed within any specific time period, if at all.

            (e) PROJECT  SUBCONTRACTING.  On a case-by-case  basis,  the General
Partner shall decide where to subcontract the research, development, commercializing and/or marketing of a Project to an outside party, preferably a Limited Partner or an Affiliate; PROVIDED, HOWEVER, that (i) any subcontractor (including a Limited Partner or an Affiliate) that market, sells, distributes and collects receipts from sales of any Product shall be required to pay its gross profit (as determined in accordance with Exhibit A attached hereto) for such Product to the Partnership, except as otherwise determined by the General Partner, (ii) any Limited Partner or Affiliate that performs research on behalf of the Partnership shall be reimbursed for its research and development costs as determined in accordance with Exhibit B, (iii) any subcontractor shall be required to indemnify the Partnership in accordance with the terms prescribed by the General Partner, (iv) any subcontractor shall be required to purchase products liability insurance in such amount as the General Partner shall determine, (v) any subcontractor shall be required to comply with Current Good Manufacturing Practices (as hereinafter defined), and any material noncompliance with Current Good Manufacturing Practices by any subcontractor shall result in termination of such Person as a subcontractor, and (vi) any Person who is debarred, or whose affiliate is debarred, by the U.S. Food and Drug
Administration or U.S. Defense Logistics Agency ("Debarment"), shall not be engaged as a subcontractor hereunder, and any existing subcontracting arrangement with such Person shall automatically terminate upon such Debarment. "Current Good Manufacturing Practices" shall mean current good manufacturing practices for the methods used in, and the facilities and controls used for, the manufacture, processing, packaging and holding of the Product, all as set forth from time to time by the FDA pursuant to the Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the rules and regulations promulgated thereunder (including specifically, Title 21, parts 210 and 211 of the Code of Federal Regulations of the United States). In the event a Limited Partner or an Affiliate is a subcontractor to the Partnership with respect to a Project, such Limited Partner's or Affiliate's compensation for its services to the Partnership on any Project shall be such amount approved by the General Partner. Where commercially reasonable, the General Partner will subcontract the Project, including primary Product development, research and development of active pharmaceutical ingredients, drug formulation and/or chemical composition, product approval and registration, bulk manufacturing, manufacturing of finished dosage form, marketing, distribution and sales, financial management, and legal compliance among the Limited Partners or their Affiliates. The General Partner shall have full and final authority over the distribution of responsibilities for each Project as it deems appropriate and desirable for the Partnership. Where any portion of a Project is subcontracted to a Limited Partner or an Affiliate, (x) the role played by such party shall be that of a subcontractor to the Partnership, and such party shall carry out its duties in accordance with the mandate of the General Partner; and (y) such party's compensation for its


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

services to the Partnership on such Project shall be the amount approved therefor by the General Partner. In the event that a Limited Partner or an Affiliate exceeds the amount approved by the General Partner with respect to such party's undertaking as a subcontractor, such excess amount shall not be reimbursed by the Partnership unless such reimbursement is approved by the General Partner.

            (f) PROGRESS REPORTS. The General Partner shall require each subcontractor under each Project to report on the progress of such Project on a periodic basis as determined by the General Partner. The General Partner shall monitor the progress of each Project and apprise the Partnership of such progress on a periodic basis as determined by the General Partner. The General Partner shall promptly report to the Partners any significant changes to the progress of a Project or its projected cost, schedule, or likelihood of success.

            (g) DUE ANALYSIS. In a Limited Partner's or an Affiliate's consideration of a Proposal intended to be submitted to the General Partner, the Limited Partner considering such submission agrees to undertake and agrees to cause its Affiliate to undertake such analyses with respect to the potential commercial viability of the Product or Products part thereof as such Limited Partner or Affiliate employs in determining whether or not to pursue the development of products within its own organization.

            (h) GROSS PROFIT PAYMENT. Payment to the Partnership of Gross Profit required under Section 11(c) hereof shall be made within forty-five (45) days following the conclusion of the calendar month in which the sale of the Product occurred.


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

            (i) ANNUAL BUDGET. Each year during the term of this Agreement, the General Partner shall develop and approve an annual operating budget covering general operations for the upcoming year and incorporating, as separate line items, each Annual Project Budget (together, the "Annual Budget"). If the General Partner determines that an Annual Budget shall not be sufficient to fund the Partnership's obligations for the current year, whether due to cost overruns, adverse market conditions, unexpected developments or otherwise, the Annual Budget may be amended by the General Partner and upon such amendment the General Partner shall provide each Partner with written notice of any additional capital contribution due from such Partner pursuant to the amended Annual
Budget, together with an explanation of such increase. Each Partner shall make an additional capital contribution to the Partnership in accordance with its Percentage interest to fund the Annual Budget.

            (j) DELIVERY OF FINANCIAL STATEMENTS. The General Partner shall deliver to the Partners financial statements of the Partnership as soon as practicable after the end of each fiscal year.

            (k) PARTNERSHIP TAX RETURNS. The General Partner shall cause the preparation and timely filing of all the Partnership's tax returns and shall promptly deliver copies thereof to the Partners.

            (l) LIMITATION ON ACTIONS OF LIMITED PARTNERS. The Limited Partners shall not participate in the control of the Partnership business or have the authority or right to act for or bind the Partnership.


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

            (m) PERMITTED ACTIONS BY LIMITED PARTNERS. The Limited Partners are hereby entitled to possess or exercise one or more of the following powers or act in one or more of the following capacities and, in accordance with ss. 17-303 of the Delaware Act, any such possession, exercise or action shall not constitute participation in the control of the Partnership business within the meaning of the Delaware Act:

                (i) To be an independent  contractor for or to transact business with, including being a contractor for, or to be an agent or employee of, the Partnership or a General Partner, or to be an officer, director or stockholder of a corporate General Partner, or to be a limited partner of a partnership that is a General Partner of the Partnership, or to be a trustee, administrator, executor, custodian or other fiduciary or beneficiary of an estate or trust which is a General Partner, or to be a trustee, officer, advisor, stockholder or beneficiary of a business trust which is a General Partner, or to be a member, manager, agent or employee of a limited liability company which is a general partner;

                (ii) To  consult  with or advise a General  Partner or any other person with respect to any matter, including the business of the Partnership, or to act or cause a General Partner or any other person to take or refrain from taking any action, including by proposing, approving, consenting or disapproving, by voting or otherwise, with respect to any matter, including the business of the Partnership;


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

                (iii) To act as surety, guarantor or endorser for the Partnership or a General Partner, to guaranty or assume one or more obligations of the Partnership or a General Partner, to borrow money from the Partnership or a General Partner, to lend money to the Partnership or a General Partner, or to provide collateral for the Partnership or a General Partner;

                (iv) To call, request, attend or participate at a meeting of the
            Partners or the Limited Partners;

                (v) To wind up the  Partnership  pursuant  to ss.  17-803 of the
            Delaware Act;

                (vi) To take any action  required or  permitted by law to bring, pursue or settle or otherwise terminate a derivative action in the right of the Partnership;

                (vii) To serve on a committee of the  Partnership or the Limited
            Partners or Partners or to appoint, elect or otherwise participate in the choice of a representative or another person to serve on any such committee, and to act as a member of any such committee directly or by or through any such representative or other person;

                (viii) To act or cause the taking or refraining  from the taking of any action, including by proposing, approving, consenting or disapproving, by voting or otherwise, with respect to one or more of the following matters:

                    (A) The  dissolution and winding up of the Partnership or an election to continue the Partnership or an election to continue the business of the Partnership;


                    (B) The sale, exchange, lease, mortgage,  assignment, pledge or other transfer of, or granting of a security interest in, any asset or assets of the Partnership;

                    (C) The incurrence, renewal, refinancing or payment or other discharge of indebtedness by the Partnership;

                    (D)  A  change  in  the  nature  of  the   business  of  the
                Partnership;

                    (E)  The  admission,  removal  or  retention  of  a  General
                Partner;

                    (F)  The  admission,  removal  or  retention  of  a  Limited
                Partner;

                    (G) A  transaction  or other  matter  involving an actual or potential conflict of interest;

                    (H) An  amendment  to this  Agreement  or the  Partnership's
                Certificate of Limited Partnership;

                    (I) The merger or consolidation of the Partnership;

                    (J) The indemnification of any Partner or other person;

                    (K) The making of, or  calling  for,  or the making of other determinations in connection with contributions;

                    (L) The making of, or the making of other  determinations in connection with or concerning, investments, including investments in property, whether real, personal or mixed, either directly or indirectly, by the Partnership; or

                    (M) Such other matters as are stated in this Agreement or in any other agreement or in writing;

                (ix) To serve on the board of  directors  or a committee  of, to consult with or advise, to be an officer, director, stockholder, partner (other than a general partner of a General Partner of the Partnership), member, manager, trustee, agent or employee of, or to be a fiduciary or contractor for, any person in which the Partnership has an interest or any person providing management, consulting, advisory, custody or other services or products for, to or on behalf of, or otherwise having a business or other relationship with, the Partnership or a General Partner of the Partnership; or

(x) Any right or power granted or permitted to the Limited Partners under the Delaware Act and not specifically enumerated in this
            Section 11(f).

            (n) OTHER ACTIONS BY LIMITED PARTNERS NOT CONSTITUTING CONTROL. The enumeration in Section 11(m) does not mean that the possession or exercise of any other powers or having or acting in other capacities by a Limited Partner constitutes participation by it in the control of the business of the Partnership.

            (o) CONSENT OF LIMITED PARTNERS. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement.

            Section 12. RESTRICTIONS ON THE AUTHORITY OF THE GENERAL PARTNER.

            (a) LIMITATIONS ON ACTIONS OF GENERAL PARTNER. The General Partner, in its conduct and management of the business and affairs of the Partnership, shall have all the powers conferred by the Delaware Act on general partners of a limited partnership; PROVIDED, HOWEVER, that the General Partner shall not take any of the following actions:

                (i) Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership; or

                (ii) Admit any person or entity as an  additional  or substitute
            General Partner or as an additional or substitute Limited Partner, except as otherwise provided herein.

            (b) ACTIONS REQUIRING CONSENT OF LIMITED PARTNERS. The General Partner shall not, without the consent of each of the Limited Partners, take any of the following actions:

                (i) Mortgage, assign or otherwise encumber its interest, if any, in the Partnership; or

                (ii) Extend the term of the Partnership.

            Section 13. LIMITED PARTNERS' LIABILITIES.

            (a) NO LIABILITY FOR LIABILITIES OF GENERAL PARTNER OR PARTNERSHIP. The Limited Partners shall not be liable for the debts or liabilities of the General Partner or the Partnership.

            (b) LIMITATION ON LIABILITY FOR DISTRIBUTIONS. A Limited Partner who receives a distribution from the Partnership shall have no liability under the Delaware Act or other applicable law for the amount of the distribution after the expiration of three years from the date of distribution.

            Section 14. DISABILITY OF THE LIMITED PARTNERS; ASSIGNMENT BY OR SUBSTITUTION OF LIMITED PARTNER. (

            a) RIGHT TO CONTINUE BUSINESS. Upon the death, bankruptcy, dissolution or liquidation and termination of a Limited Partner (the "Affected Limited Partner"), the remaining Partners shall have the right to continue the business of the Partnership; PROVIDED, HOWEVER, that upon such event the administrator, committee, trustee or other legal representative or successor in interest of the Affected Limited Partner shall have all of the rights and liabilities of the Affected Limited Partner as are necessary for the purpose of settling or managing the estate or the affairs of the Affected Limited Partner.

            (b) RIGHT TO ASSIGN PARTNERSHIP INTEREST. Subject to the restrictions on transferability contained in Section 20 below, the Affected
Limited Partner (or its administrator, committee, trustee or other legal representative or successor in interest) shall have the right to assign its interest in the Partnership or to appoint such assignee as a substitute Limited Partner with respect to that interest. The General Partner shall make such amendments to this Agreement and the Partnership's Certificate of Limited Partnership, and file and record such amendments and other documents or instruments necessary to reflect such substitution.

            Section 15. REMOVAL OF THE GENERAL PARTNER.

            (a) RIGHT TO REMOVE GENERAL PARTNER. The Limited Partners, upon unanimous consent, shall have the right, exercisable by written notice to the General Partner, to remove the General Partner and appoint a substitute General Partner.

            (b) TERMINATION OF PARTNERSHIP INTEREST. The removed General Partner's Partnership Interest shall be terminated upon the date of such removal but it shall be entitled to receive the distributions, fees or other compensation then due to it pursuant to this Agreement or otherwise.

            (c) LIMITATION ON PERSONAL LIABILITY. The exercise of the right of removal granted in this Agreement or the removal of the General Partner shall not in any way impose any personal liability on the Limited Partners or render the Limited Partners general partners. If the General Partner is removed and a substitute General Partner is appointed, then, immediately upon the removal of the General Partner, the Partners, including the substitute General Partner, shall amend the Partnership's Certificate of Limited Partnership and shall take or cause to be taken all filings and steps required in connection therewith, all in accordance with the Delaware Act or other applicable law.

            Section 16. ADMISSION OF AN ADDITIONAL GENERAL PARTNER. Any person or entity shall be admitted as an additional General Partner upon the unanimous written consent of the Partners. Upon any such event, there shall be promptly filed and caused to be recorded an appropriate amendment of the Partnership's Certificate of Limited Partnership.

            Section 17. EVENTS CAUSING DISSOLUTION. The happening of any one or more of the following events shall cause a dissolution of the Partnership:

            (a) WITHDRAWAL OF GENERAL PARTNER. The removal, death, bankruptcy, dissolution or liquidation and termination of the General Partner or other event of withdrawal of the General Partner which under the Delaware Act causes the dissolution of the Partnership, unless either (i) at the time of any such event there is at least one other General Partner, in which event the Partnership business may be carried on by the remaining General Partner or (ii) if there is no other General Partner, all the remaining Partners, within 90 days after any such event, (x) agree in writing to continue the business of the Partnership and
(y) appoint effective as of the date of any such event a substituted General Partner; or

            (b) AGREEMENT TO DISSOLVE. An agreement to dissolve by the Limited Partners.

            (c) Any failure by a Partner to make an Additional Capital Contribution as provided for in Section 8 hereof and (i) such failure continues for a period of 45 days of the written notice of such failure by another Partner and (ii) such failure is not subject to the provisions of Section 18(d) hereof.

Section 18. CERTAIN CONTINGENCIES; LIQUIDATION.

            (a) LIQUIDATING AGENT. Upon the dissolution of the Partnership, the Partnership shall be liquidated in accordance with this Agreement and the Delaware Act. The liquidation shall be conducted and supervised by the General Partner or, if there is no General Partner, by a person who shall be designated for such purpose by the Limited Partners (the General Partner or such person so designated being herein referred to as the "Liquidating Agent"). The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner has with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any asset or liability of the Partnership. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons or entities any or all such rights and powers and such authority and power to execute documents, and, in connection therewith, to fix the reasonable compensation of each such person or entity, which compensation shall be charged as an expense of liquidation.

            (b) LIQUIDATION PROCEDURE. Upon dissolution of the Partnership, the Partnership shall be wound up and liquidated in accordance with the Delaware Act and the following provisions:

                (i) Any  gain or  loss  realized  on  liquidating  sales  of the
            Partnership's assets, and all income, gain, deduction or loss for the taxable year (or fraction thereof) in which such liquidation occurs, shall be credited or charged to the Capital Accounts of the Partners in accordance with Section 9 hereof and the Capital Accounts of the Partners shall be further adjusted to reflect the manner in which any unrealized income, gain, loss or deduction inherent in any Partnership property to be distributed in kind (which has not previously been reflected in Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value on the date of such distribution.

                (ii) Each Partner shall pay to the  Partnership all amounts owed by such Partner to the Partnership.

                (iii) The assets of the Partnership, including any monies received pursuant to Section 18(b)(ii) above, shall be applied in the following order:

            FIRST, to the payment of creditors of the Partnership, other than the Partners.

            SECOND, to the establishment of any reserves that the Liquidating Agent, acting pursuant to this Agreement, in accordance with reasonable business judgment, deems reasonably necessary to provide for the payment when due of any contingent or unforeseen liabilities or obligations of the Partnership (which reserves may be paid over by the Liquidating Agent to a trustee or escrow agent for purposes of (A) distributing such reserves in payment of the aforementioned contingencies, and (B) distributing the balance of such reserves in the manner provided herein).

            THIRD, to the payment of liabilities of the Partnership to the Partners.

            FOURTH,  to the Partners in  proportion  to their  positive  Capital
Accounts, if any, in an amount as will bring each Limited Partner's Capital Account to zero and then to each Partner in accordance with its Percentage Interest.

            The choice of which, if any, Partnership assets are to be distributed among the Limited Partners shall be within the sole discretion of the Liquidating Agent and shall be binding upon all Partners. If assets are to be distributed in kind, the Liquidating Agent may, in its discretion, distribute such assets to the Limited Partners PRO RATA in accordance with each Partner's Percentage Interest, or cause, prior to distribution, the value of such assets to be determined by an independent appraiser chosen by the Liquidating Agent. Such value, as so determined, shall be binding upon all Limited Partners.

            (c) CONTINUATION OF PRODUCT SALES. In the event that on the date of dissolution a Product or Products is being commercialized by the Partnership, the General Partner or the Liquidating Agent, as applicable, shall notwithstanding any provision to the contrary herein take reasonable commercial efforts to the end that the Product or Products shall continue to be commercialized for the ten (10) year period following dissolution on such basis that each Limited Partner shall receive on a quarterly basis fifty percent (50%) of the Gross Profit derived from the continued commercialization of same. The Partners may upon unanimous agreement elect to continue the marketing of such Products after the conclusion of the ten (10) year period provided for herein, failing which, the marketing of such Products shall cease. Any license granted by a Limited Partner or an Affiliate to the Partnership and required by the other Limited Partner or its Affiliate for the continued commercialization of any Products shall remain in effect for the ten (10) year period (or any extension thereof) provided for herein.

            (d) WITHDRAWAL FROM A PROJECT. In the event a Limited Partner does not contribute its entire share of an additional capital contribution as provided for in Section 11(i) hereof within the timeframe determined by the General Partner in accordance with the provisions hereof and such Limited Partner fails to remedy such failure within thirty (30) days of receipt of written notice thereof by the other Limited Partner, unless such failure is through no fault of such Limited Partner, then the non-contributing Limited Partner shall immediately provide notice to the other Partners identifying the specific Project and line item Annual Project Budget with respect to which such Limited Partner is withholding its additional capital contribution. In the event that PAR is the non-contributing Limited Partner, PAR agrees that (i) that the Project so identified shall cease to be a Project of the Partnership, (ii) UDF shall be free to pursue the Product underlying such Project, (iii) PAR shall license or cause to be licensed to UDF any intellectual property the subject matter of which was or was to be licensed by PAR or its Affiliate to the

Partnership in connection with the Project on the same terms and conditions as such intellectual property was licensed to or was to be licensed to the Partnership and (iv) PAR shall continue to perform, at UDF's expense, under any contract granted to PAR or its Affiliate by the Partnership with respect to the Project on terms and conditions substantially similar to those provided for in the contract with the Partnership. In the event that UDF is the non-contributing Limited Partner, UDF agrees that (i) the Project as identified shall cease to be a Project of the Partnership, (ii) PAR shall be free to pursue the Project underlying such Product, (iii) UDF shall license or cause to be licensed to PAR any intellectual property the subject matter of which was or was to be licensed by UDF or its Affiliate to the Partnership in connection with the Project on the same terms and conditions as such intellectual property was licensed to or was to be licensed to the Partnership and (iv) UDF shall continue to perform, at PAR's expense, under any contract granted to UDF or its Affiliate by the Partnership with respect to the Project on terms and conditions substantially similar to these provided for in the contract with the Partnership.

            Section 19. MEETINGS OF PARTNERS.

            (a) NOTICE OF MEETING; QUORUM. Any Partner may at any time call a meeting of Partners. Notice of any meeting of Partners shall be mailed to each Partner at least 15 and not more than 30 business days prior to the date of the meeting unless all of the Partners consent to a shorter notice period. Meetings will be held at such time and place as shall be agreed to by all the Partners. Partners constituting 100% in Percentage Interest present in person or by proxy throughout the meeting shall constitute a quorum for the transaction of business at any meeting. All Partners, officers and directors of Partners, the

Partnership's auditors and their respective counsel may attend and speak at any meeting of the Partners.

            (b) VOTING. A quorum being present,  each question  presented to any meeting of the Partners shall be decided by the unanimous vote of the Partners. Any question may be decided by the consent in writing by all of the Partners.
Any question so decided shall be binding on all the Partners and their respective heirs, executors, administrators, successors and assigns. All proceedings and decisions at meetings of Partners and all written consents of Partners shall be recorded in a minute book which shall be available for inspection by the Partners at the principal place of business of the Partnership.

            Section 20. TRANSFERS OR DISPOSITIONS OF PARTNERSHIP INTERESTS; WITHDRAWAL OF A LIMITED PARTNER.

            (a)  DEFINITION  OF  "SPECIFIED  PERSON".   "Specified  Person"  for
purposes of this Agreement shall mean either:

                (i) with respect to PAR, its  permitted  successors  and assigns shall mean any individual, corporation or partnership (whether limited or general), limited liability company, association, nominee or any other individual or entity in its own or any representative capacity which directly or indirectly controls, is controlled by or is under common control with PAR. For purposes of the foregoing sentence, "Control" shall mean an equity or income interest of 50% or more in, or the possession, directly or indirectly, of the power to cause the direction and management of any person or entity described in the first sentence of this Section 20(i) whether through the ownership of voting securities by contract or declaration of trust, or otherwise.

                (ii) with respect to UDF, its permitted  successors  and assigns shall mean any person, individual, corporation or partnership (whether limited or general), limited liability company, association, nominee or any other individual or entity in its own or any representative capacity which directly or indirectly controls, is controlled by or is under common control with UDF. For purposes of the foregoing sentence, control shall mean an equity or income interest of 50% or more in, or the power, directly or indirectly to cause the direction and management of any person or entity described in the first sentence of this Section 20(ii).

            (b) LIMITATION ON DISPOSITION OF PERCENTAGE INTEREST. No Partner will directly or indirectly sell, offer for sale, or entertain an offer (whether solicited or unsolicited), transfer, pledge or otherwise dispose of any of its Percentage Interest in the Partnership, except to a Specified Person of such Partner, without the agreement of the other Partners.

            (c) RULES OF CONSTRUCTION. For purposes of the construction, interpretation and enforcement of this Section 20, it is agreed that the disposition by a Limited Partner of all or any portion of its Percentage Interest shall be deemed analogous to a disposition by a shareholder of the shares of common stock of a corporation organized under the laws of the State of New York ("New York Shares") and that this Section 20 shall be construed, interpreted and enforced in accordance with the laws of the State of New York as such laws relate to a disposition of New York Shares without giving effect to any principles of conflict of laws which would otherwise render the laws of New York inapplicable to such disposition.

            (d) WITHDRAWAL OF LIMITED PARTNER. A Limited Partner may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership, subject to the provisions contained in Section 20(a) and (b).

            Section 21. CONFIDENTIALITY.

            (a)  CONFIDENTIAL  NATURE OF  AGREEMENT.  Each Partner  agrees that, without the prior written consent of the other Partners, or except as may be required by law or court order, the existence and terms of this Agreement shall remain confidential and shall not be disclosed to any Person other than (i)
employees and professional advisers of such Partner or its Affiliate who reasonably require knowledge of the existence or terms of this Agreement and who are bound to such Partner or its Affiliate by a like obligation of confidentiality and (ii) governmental agencies where such disclosure is required by or advisable under applicable law. Each Partner shall advise its Affiliate, employees and advisors of the nature and existence of the confidentiality undertakings of this Agreement and of the applicability of such undertakings to them and shall have such Affiliate, employees and advisors agree to be bound hereby.

            (b) DUTY OF CONFIDENTIALITY. Each Partner agrees to hold in trust and confidence (and to cause its Affiliate to hold in trust and confidence) for the benefit of the other Partner (and its Affiliate) all Confidential Information (as hereinafter defined) of such other Partner and its Affiliate and each further agrees to safeguard, and to cause its Affiliate to safeguard, the Confidential Information of the other Partner (or its Affiliate) to the same extent that it does with its own confidential information and to limit and control copies, extracts and reproductions made of such Confidential Information. No Partner will, without the express written consent of the other, directly or indirectly, use (or authorize, permit or suffer its Affiliate to use) any Confidential Information of the other Partner or of its Affiliate for any purpose other than to implement the provisions of this Agreement, in regulatory proceedings, in litigation, or where disclosure to a governmental agency is required by or advisable under applicable law. Except as set forth in the preceding sentence, no Partner will disclose Confidential Information to any Person, other than its employees or other representatives or those of its Affiliate who have a need to know to fulfill the provisions and intent of this Agreement (where such provisions and intent cannot property be fulfilled without such disclosure) and who have been informed of the confidential nature of the information and have agreed to be bound by the terms hereof. Each Partner shall use its best efforts to prevent unauthorized use or disclosure of the Confidential Information of the other Partner or its Affiliate and shall use protective measures no less stringent than those used by it in its own business to protect its own confidential information, including segregating such information at all times from the confidential material of others so as to prevent any commingling.

            (c) COMPULSORY DISCLOSURES. In the event that any Partner (or its Affiliate) shall be legally compelled or required by a court of competent jurisdiction to disclose all or any part of the Confidential Information of another Partner (or its Affiliate), it shall provide prompt notice to the other so that such other Partner (or its Affiliate) may determine whether or not to seek a protective order or any other appropriate remedy. If a protective order or other appropriate remedy is not obtained before such disclosure is required, the Partner required to make disclosure will disclose only those portions of the Confidential Information in question which it is advised by written opinion of counsel (which opinion shall be addressed to such Partner and to the other Partner), it is legally required to disclose and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

            (d) RETURN OF CONFIDENTIAL INFORMATION. Upon dissolution of the Partnership pursuant hereto, each Partner shall, except as may be required for the continued commercialization of Product(s) pursuant to Section 18(c), immediately return to the other Partner all material containing or reflecting or referring to any Confidential Information of another Partner or its Affiliate (including all notes, summaries, analysis or other documents prepared or derived therefrom) and all copies thereof in any form whatsoever under the power or control of such Partner or its Affiliate, except that one copy may be retained for legal archival purposes, and such Partner shall delete such Confidential Information from all retrieval systems and data bases or destroy same as directed by the other Partner and furnish to the other Partner, if requested, a certificate of a senior officer of such Partner, certifying such return, deletion and/or destruction. Where only a particular Product/Products or Project/Projects is terminated by the General Partner on behalf of the Partnership in accordance with Section 18(d), then the foregoing obligations shall thereupon apply to Confidential Information relating to such Product/Products or Project/Projects.

            (e) SURVIVAL. The obligations of each Partner under this Section 21 shall survive termination of this Agreement and shall continue in full force and effect for a period of three (3) years following any such termination.


            (f) DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" shall mean information of a Partner or its Affiliate disclosed to or obtained by another Partner or its Affiliate (including information obtained by one Partner or its Affiliate as a result of access to the facilities of another Partner or its Affiliate or as a result of its relationship with the other Partner or its Affiliate in connection with this Agreement) either prior to or during the term of this Agreement that is non-public, confidential or proprietary in nature (including, without limitation, trade secrets, financial data, product information, manufacturing methods, market research data, marketing plans, identity of customers, or product information (including the nature and source of raw materials, product formulation and methods of producing, testing and packaging)) and which relates to the disclosing party's past, present or future research, development or business activities. Confidential Information shall not, however, include information that a party can demonstrate by written evidence:

                (i) is in the public domain  (provided  that  information in the public domain has not and does not come into the public domain as a result of a breach by a party hereto (or its Affiliate) of its obligations of confidentiality contained herein;

                (ii) is known by the receiving  party prior to disclosure by the other party as shown by documentation of the receiving party existing on the date of such disclosure sufficient to establish such knowledge;

                (iii)  which  has  been   developed  by  the   receiving   party
            independent of any disclosure by the other party; or

                (iv) is subsequently, lawfully and in good faith obtained by the receiving party on a non-confidential basis from a third party as shown by documentation sufficient to establish the third party as the source of the information, provided that such third party was not under an obligation to treat such information in a confidential manner and had a lawful right to make such disclosure.

            Section 22. NOTICES. Any notice, communication, payment or demand to be given to any party hereto pursuant to this Agreement shall be in writing and shall be sufficiently given or made for all purposes if delivered personally to such party, if sent to such party by receipt confirmed telecommunications, or if sent to such party by recognized courier, addressed as follows:

            SVC:   SVC Pharma Inc.
                   c/o Pharmaceutical Resources, Inc.
                   One Ram Ridge Road
                   Spring Valley, NY  10997
                   Attention:  President

            PAR:   PAR SVC, LLC
                   c/o Pharmaceutical Resources, Inc.
                   One Ram Ridge Road
                   Spring Valley, NY  10977
                   Attention:  Kenneth I. Sawyer

            UDF:   UDF LLC
                   3 Clearings Way
                   Princeton, MA  01541
                   Attention:  Chairman

            With copies in any event to:

                   Stuart D. Baker
                   Chadbourne & Parke LLP
                   30 Rockefeller Plaza
                   New York, NY  10112

            and
                   Stephen A. Ollendorff, Esq.
                   Kirkpatrick & Lockhart LLP
                   1251 Avenue of the Americas
                   New York, NY  10020-1104

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Any such notice, communication, payment or demand shall be deemed to be received upon personal delivery, upon the day sent by telecommunications, or upon the first business day following deposit with a recognized courier for next day delivery.

            Section 23. FISCAL YEAR. The fiscal year of the Partnership shall end on the 31st day of December of each year.

            Section 24. BOOKS AND RECORDS. The books and records of the Partnership shall be maintained at its principal office. Each Partner shall have the right to inspect and audit said books and records upon reasonable notice and at reasonable times.

            Section 25. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, except for the provisions of Section 20 which shall be governed by, and construed and enforced in accordance with the law of the State of New York as provided in Section 20(c).

            Section 26. SEVERABILITY. This Agreement is intended to be valid and effective under any applicable law and, to the extent permissible under applicable law shall be construed in a manner to avoid violation or invalidity under any applicable law. Should any terms or provisions of this Agreement be or become invalid, illegal or unenforceable under any applicable law, the other provisions of this Agreement shall not be affected and shall remain in full force and effect, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed lawfully amended to conform with the intent of the parties.

            Section 27. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties hereto.

            Section 28. HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any manner affect the meaning, interpretation, enforceability or validity of this Agreement.

            Section 29. BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, legatees, executors, legal representatives, successors in interest, assignees, transferees, creditors (including judgment creditors), trustees (including trustees in bankruptcy) and any person acting in a representative capacity for any of the foregoing.

Section 30. COUNTERPARTS. This
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the date aforesaid.

                                    SVC PHARMA, INC.


                                    By  /s/ EDWARD W. ALBRIGHT
                                        ----------------------
                                    Title: President



                                    PAR SVC, LLC

                                    By: Pharmaceutical Resources, Inc.
                                         its Managing Member



                                    By /s/ KENNETH I. SAWYER
                                       ---------------------
                                       Kenneth I. Sawyer, President



                                    UDF LP

                                    By:  Rhodes Technologies Inc.
                                         its General Partner



                                    By /s/ EDWARD W. ALBRIGHT
                                       ----------------------
                                       Title:

                                    EXHIBIT A
                                    ---------

                           Gross Profit Determination

Gross Sales:                 The invoiced amount billed to third parties
                             for Products excluding any amount included in the invoiced amount in respect of sales taxes, tariffs, customs, duties, excise taxes, value added taxes, other taxes based upon the amount invoiced and other governmental charges incurred in connection with the sale, exportation or importation of Products.

Sales Deductions:            The cost of returns, cash, credit or such
                             reasonable level of free goods allowances
                             (to the extent associated directly with the sale of Products) retroactive price reductions and amounts refunded for spoiled, rejected, damaged, outdated
                             Products, all as actually allowed, incurred or paid but not passed on to the purchaser and allowance for bad debts.

Rebates: The cost of the sum of rebates to wholesalers and chain drug stores, health maintenance organizations, buying groups, closed provider pharmacies, vendor chargebacks, discount to wholesalers, stocking allowances, rebates to other health provision plans, hospices, in respect of Medicaid, Medicare or other government health schemes and all other government mandated rebates or allowances as actually allowed, incurred or paid. Where pricing or rebates are granted to customers by one of the parties acting as subcontractor for Sales and Marketing combining Company and non-Company Products as part of a package or bundle, the share of discounts from list or rebates, etc., attributable to the products will be the discounts or rebates agreed in a budget OR, if not specifically agreed in a budget, the lesser of (1) such discounts or rebates calculated on a pro rata basis, using list prices of relevant bundled products as a basis for apportionment or (2) such discounts or rebates calculated of relevant bundled products calculated at the highest discount or highest rebate offered as a basis for apportionment.

COG: The amount equal to the sum of direct out-of-pocket costs for materials, supplies and direct labor for Products, shipping and insurance, to the extent applicable, as shipped calculated using US GAAP and including customary direct and indirect manufacturing overheads based on the greater of actual capacity utilization or a two (2) shift, five (5) day week utilization of the specific manufacturing facility in respect of the manufacture of Products, all other subcontractor's total direct out-of-pocket costs in respect of the manufacture of Products for materials, supplies and direct labor using GAAP and including customary direct and indirect manufacturing overheads in respect of the manufacture of Products. Where kits, other preparations or combination products are included in sales, the COG may include amounts relating to such sales, calculated on the same proportionate basis as used in recognizing the relevant Gross sales.

Cost of Promotion:           The out-of-pocket cost of marketing and
                             promotion of the Product, including without limitation, the cost of telemarketing, promotions, promotional materials, market research and samples.

Shipping and                 The amount equal to actual out-of-pocket
  Warehousing:               costs incurred for shipping, transportation
                             and warehousing of Products plus an allocation for personnel and warehouse overhead as approved by the Board of Directors.

General and                  An amount equal to the actual costs of
  Administrative             order taking, customer service, invoicing
  Expenses:                  and collections and administrative
                             functions, not to exceed in the aggregate 2% of gross sales determined in accordance with this Exhibit A.

Gross Profit:                The amount equal to Gross Sales minus the
                             aggregate of COG, Sales Deductions,
                             Rebates, Cost of Promotion, Shipping and
                             Warehousing Expense and General and
                             Administrative Expense.

                                    EXHIBIT B
                                    ---------

         Research and Development Costs shall be calculated at $85.00 per hour (subject to an inflation adjustment to be agreed and approved by the Board of Directors) plus out-of-pocket costs of special equipment and materials consumed. If underlying costs increase, the Board of Directors may approve an upward adjustment to the hourly rate stated herein.